Exhibit 99.1

AT THE COMPANY
Denise Bernstein, Investor Relations
(800) 831-4826

Centerline Holding Company Changes Tax Classification
—Company ends its pass through status—

New York, NY — October 14, 2011 — Centerline Holding Company  (“Centerline”)(OTC: CLNH), a provider of real estate financial and asset management services for affordable and conventional multifamily housing, announced yesterday it filed an Entity Classification election with the IRS to become an association taxable as a corporation.  Previously, the firm, a Delaware business trust, was treated as a pass through entity, and all items of income and deductions flowed through to its investors.  The change in tax status will result in the firm becoming subject to entity-level tax.

Centerline investors will receive a final schedule K-1 for the short period ending July 30, 2011 which will be available in February, 2012.  Schedule K-1 forms will also be available on line at www.centerline.com in February.  As a corporation, investors will no longer be required to report any income or deductions recognized by Centerline, and will no longer receive annual K-1s after the issuance of the final 2011 K-1 in February, 2012.

“This move will help Centerline to reduce expenses, simplify reporting and may reduce the tax reporting burden to some shareholders,” said Robert Levy, President and CFO.

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About Centerline Capital Group
Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financing and asset management services, focused on affordable and conventional multifamily housing.   Centerline offers a range of both debt and equity financing to developers, owners, and investors.   An industry leader, Centerline is structured to originate, underwrite, service, manage, refinance or sell through all phases of an asset’s life cycle.  A leading sponsor of Low-Income Housing Tax Credit (LIHTC) funds, Centerline has raised more than $10 billion in equity across 136 funds, and invested in over 1,300 assets spanning 47 states. The firm’s multifamily lending platform services more than $11billion in loans. Founded in 1972, Centerline is headquartered in New York City, with 227 employees in ten offices throughout the United States.   A strategic partner of Island Capital, Centerline is organized around four business units:  Asset Management, Mortgage Banking, Affordable Housing Equity and Affordable Housing Debt. For more information visit www.centerline.com.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.